Exhibit 99.1

Duluth Holdings Inc. Announces Stephanie Pugliese as President and CEO

Mount Horeb, WI – April 2, 2025 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel, and accessories, today announced the appointment of Stephanie Pugliese as its President and Chief Executive Officer and as a member of the Board of Directors, effective May 5, 2025.

“We are delighted to welcome Stephanie back to Duluth Trading as our President and CEO,” said Stephen L. Schlecht, Chairman of Duluth Trading. “Following our initial public offering and during her previous tenure as President and CEO from 2015 through 2019, Stephanie was instrumental in leading our most successful period to date, doubling net sales and enhancing overall profitability.”

Mr. Schlecht added, “Stephanie’s intimate understanding of our brand ethos, solution-based products, and customer-centric philosophy ensures she will make an immediate impact. Her exceptional experience and expertise in leading brand-focused consumer businesses will be invaluable as we drive toward sustainable and profitable growth. Over the past several years, Duluth has made significant investments in systems, sourcing, and distribution that will serve as a strong foundation as we work to deliver differentiated products and an excellent customer experience.”

About Stephanie Pugliese

A 30-year retail veteran, Ms. Pugliese brings a wealth of branded apparel, retail, and merchandising experience to the Company. She first joined Duluth Trading in November 2008 as Vice President of Product and Merchandising. In July 2010, Ms. Pugliese was promoted to Senior Vice President, Head of Merchandising and Chief Marketing Officer. In February 2012, she was promoted to President and Chief Marketing Officer. From February 2014 to February 2015, Ms. Pugliese served as President and Chief Operating Officer, and from February 2015 to August 2019, Ms. Pugliese served as President and CEO of Duluth Trading.

From September 2019 to May 2020, Ms. Pugliese served as President of North America for Under Armour, Inc. and as its President of the Americas from June 2020 until March 2023. Ms. Pugliese joined the board of Fortune Brands Innovations, Inc. in March 2023 and served on the American Eagle Outfitters board from August 2024 to April 2025. She also currently serves on the Advisory Board of the Women in Retail Leadership Circle and Cooper’s Hawk Winery and Restaurants. Earlier in her career, Ms. Pugliese held several executive positions with Lands’ End, Inc. from 2005 to 2008 and Ann, Inc. from 2000 to 2003. Ms. Pugliese holds a Bachelor of Science degree in Marketing from New York University Stern School of Business.

Ms. Pugliese said, “I am incredibly excited to be rejoining Duluth Trading at this pivotal time in its journey to profitable growth. I know from my long tenure at the company spanning merchandising, marketing and leadership roles what a special brand it is and I am honored that Steve and the Board are giving me the opportunity to once again lead this talented team.”

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear, and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee”—if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contact:

Tom Filandro

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com